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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15 (d) of
                      The Securities Exchange Act of 1934

                                December 8,1995
                                 Date of Report
                       (Date of earliest event reported)

                            Beverly Enterprises, Inc.
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             (Exact name of Registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)

              1-9550                                       95-4100309
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     (Commission file number)                  (IRS employer identification no.)


  5111 Rogers Avenue, Suite 40-A
         Fort Smith, Arkansas                                 72919-0155
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(Address of principal executive offices)                     (Zip code)

                               (501) 452-6712
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            (Registrant's telephone number, including area code)




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ITEM 5.  Other Events

         On December 8, 1995 Beverly Enterprises, Inc., a Delaware corporation ("Beverly"), announced it will record a non-cash charge against 1995 fourth quarter earnings of $100-110 million before taxes, related primarily to the mandated adoption of Statement of Financial Accounting Standards (SFAS) No.
121. The statement, issued in March 1995 by the Financial Accounting Standards Board, prescribes accounting for the impairment of long-lived assets such as property, plant and equipment, and goodwill. The SFAS 121 charge primarily involves the reduction in book value of about 140 of Beverly's 706 nursing homes, including approximately 50 facilities operated under leases scheduled to terminate in 1996 that will not be renewed. The charge against earnings also includes the write-off of approximately $25 million for certain software and business development costs. Adoption of the new statement has no impact on 1995 cash flow. However, it will result in a reduction of about $10 million in depreciation and amortization expense in 1996, which will have a favorable but modest impact on operating income.

ITEM 7.  Financial Statements and Exhibits

         a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. Not Applicable.

         b)      PRO FORMA FINANCIAL INFORMATION. Not Applicable.

         c)      EXHIBITS. Not Applicable.




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                                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    BEVERLY ENTERPRISES, INC.

                                    /s/ SCOTT M. TABAKIN
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                                    Scott M. Tabakin,
                                    Senior Vice President, Controller, Chief
                                    Accounting Officer and Acting Chief
                                    Financial Officer


Date: December 11, 1995




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